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                                                                   EXHIBIT 23(a)

SUTHERLAND, ASBILL & BRENNAN LLP

                  CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP

We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement on Form S-1 for certain modified guaranteed annuity contracts issued by ML Life Insurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          /s/ Sutherland, Asbill & Brennan LLP

                                          SUTHERLAND, ASBILL & BRENNAN LLP

Washington, D.C.
March 30, 1998